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                                                                    EXHIBIT 99.1

                                      PROXY

                         BELLWETHER EXPLORATION COMPANY
                 1331 LAMAR, SUITE 145, HOUSTON, TEXAS 7010-3039

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               THE COMPANY FOR THE ANNUAL MEETING ON MAY ___, 2001

     The undersigned hereby constitutes and appoints _______________________ and ____________________, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on the reverse side, all of the shares of common stock of Bellwether Exploration Company held of record by the undersigned on April __, 2001 at the Annual Meeting of Stockholders to be held at ________________, Houston, Texas on ____________, May __, 2001, and at any adjournments thereof, on all matters coming before said meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT, THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, THE AMENDMENT TO THE COMPANY'S 1996 STOCK INCENTIVE PLAN, EACH NOMINEE FOR THE COMPANY'S BOARD AND THE RATIFICATION OF KPMG LLP AS THE COMPANY'S ACCOUNTANTS.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                         (continued on the reverse side)


PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

Please mark your votes as in this example. [X]

1.   Adoption of the Agreement and Plan of Merger
     FOR                   AGAINST               ABSTAIN
     [ ]                     [ ]                   [ ]

2.   Amendment to the Company's Certificate of Incorporation
     FOR                   AGAINST               ABSTAIN
     [ ]                     [ ]                   [ ]

3.   Amendment to the Company's 1996 Stock Incentive Plan
     FOR                   AGAINST               ABSTAIN
     [ ]                     [ ]                   [ ]
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4. Election of Directors                                      FOR       WITHHELD
                                                              [ ]          [ ]

     To withhold authority to vote for any specific nominee(s), mark the "FOR" box and write the name of each such nominee on the line provided below.

     ---------------------------------------------------------------------------

     NOMINEES:         Douglas Manner
                       Dr. Jack Birks
                       J. P. Bryan
                       Vincent H. Buckley
                       Habib Kairouz
                       A. K. McLanahan
                       Townes G. Pressler
                       Judy Ley Allen

5.   Selection of KPMG LLP as the Company's Auditors          FOR       WITHHELD
                                                              [ ]          [ ]

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Please check box if you plan to attend the Annual Meeting on May ___, 2001.  [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.


SIGNATURE(S)                                        Date:
            -----------------------------------          -----------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as executor, administrator, trustee or guardian, please indicate your full title as such.